Exhibit 4.9

     Name: TAT TECHNOLOGIES LTD                               Telephone: _______

     Address: P.O. Box 90 GEDERA ISRAEL 70750               Zip Code:___________
     --------------------------------------------------------------------------
     Bank Leumi le-Israel B.M.
     ___901___ Branch  RE: REQUEST FOR CREDIT IN FOREIGN CURRENCY Date: 1/7/2005
                                                                        --------
     We request you to open for us, in your branch or in any other branch of Bank Leumi le-Israel B.M. an account in **___________________ (hereinafter "the Credit Account") and to grant us in such account a credit in **____________________ in the amount of _____________ (________________)
     (hereinafter "the Credit").
     We hereby confirm receipt of a credit in **____________ in the amount of 3,000,000 (three million dollar) (hereinafter "the Credit") in our Account No. 201500/53 (hereinafter "the Credit Account"). The Credit Account and the Credit shall be subject to the General Conditions for Opening an Account for Receiving Credits signed by us (hereinafter "the Terms of Operation") and to the additional conditions set out in this request.

1.   ADVANCE OF THE CREDIT
     Please place the Credit at our disposal on a date to be determined by you, at your absolute discretion, and with respect to the proceeds thereof
[ ]* credit our (type) USD Account No. _________ maintained in our name with you
     (and if no such account is maintained with you - please open such an account in our name with you).

[ ]* credit our (type) ___________ Account No. ________________ maintained in our name with you and transfer the same for the payment of import payments according to Documents No. _____________________________.

[ ]* credit our (type) _____________Account No. _______________ maintained in our name with you and transfer it to ______________________________________

[ ]* convert it to Israeli currency  according to your Customary Rate and credit
     the  proceeds  to  our  Current   Checking/Credit  Account  No.  __________
     maintained with you.

2.   RATE OF INTEREST
     The rate of interest on the Credit will be as follows:
     FIXED INTEREST:
     5.25% (___________ per cent) per annum.
     VARIABLE INTEREST:
     ___% (___________ per cent) per annum above LIBOR (as that expression is defined in the Terms of Operation) rounded upwards to the nearest 1/8% (one eighth of one per cent).
     We are aware that the interest rate on the date of grant of the Credit and until a change in the rate of LIBOR as specified in the Terms of Operation, shall be _____% per annum (adjusted interest rate of ____% per annum).
     The interest period for the purpose of the definition of LIBOR shall be _________ months.
     It is hereby agreed that if the LIBOR interest period is not filled in, it shall be a period of 3 months.

3. REPAYMENT OF THE PRINCIPAL OF THE CREDIT
     The Credit will be repaid in the instalments and on the dates as follows: payment on ________________
[ ]* REPAYMENT OF THE PRINCIPAL IN A SINGLE PAYMENT
     in a single payment on ___________________
     REPAYMENT OF THE PRINCIPAL IN INSTALMENTS
     in 3 (three) annual equal consecutive instalments in the sum of $1,000,000 (one million dollar each, commencing on 1/10/2005 and terminating on 1/7/2010.
     REPAYMENT OF THE PRINCIPAL AND INTEREST USING THE SPITZER METHOD
     a:   We hereby  undertake  to repay the Bank the  principal  of the  Credit together with the interest thereon in ___________________ (_______________) consecutive equal monthly installments in the sum of approximately **___________________ (_______________**) each on the
          ___________________    day    of    each    month,    commencing    on
          _____________________  and terminating on  _____________________.
          The repayment schedule obtaining the exact amount of each installment will be furnished to us by the Bank promptly after the Credit is granted and we agree that the binding amount of each installment will be as set out in the aforesaid repayment schedule or, if amended, as provided in paragraph (b) hereof - as set out in an amended repayment schedule.
     b. In the event of a change in the interest rates as provided by clause 2 above, the amount of the unpaid balance of the Credit will be adjusted and the amounts of the installments changed accordingly so that the amounts of the installments will be equal from the date of the change until the next succeeding date of change. An amended repayment schedule will be given to promptly after the date of the change.

4.   PAYMENT OF INTEREST
     The interest shall be paid in consecutive instalments as follows:
[ ] on the dates of the instalments prescribed for repayment of the principal of the Credit,
[ ] monthly on the _____________day of each month, commencing on _____________ and terminating on __________________.
*** quarterly/four-monthly/semi-annually/annually, on the 1 day of the months of October, January, April, July of each year, commencing on 1/10/2005 and terminating on 1/9/2010.

5.  MODE OF REPAYING THE CREDIT
     If you should grant us the Credit requested above, we request you to act as folows:
     On the date of payment of each amount on account of the principal of the Credit, the interest and the other charges, please:
*** debit our (type) ____95____ Account No. 201500/53 maintained with you (hereinafter "the Account to be Debited") with the amount required for the payment.
*** sell us the foreign currency required for the aforesaid payment (in the amount required for that purpose) and debit our (type) ___________ Account No. _________ maintained with you with the countervalue thereof, such sale to be effected according to your Customary Rate, the amount in foreign currency to be sold to us as aforesaid to be used by you for the aforesaid payment.
     You are entitled to effect the abovementioned instructions whether the Account to be Debited is in credit or in debit or will become overdrawn as a result of such debiting.
     If the credit balance in the Account to be Debited shall be insufficient to cover the amount by which the Account to be debited is to be debited, in whole or in part, please grant us a credit in the amount required to discharge such sum, either through the Account to be Debited or through any other account, thereby debiting the Account to be Debited or such other account.
     We are aware and agree that if, at the time the Account to be Debited or the other account is debited with the credit as aforesaid, the balance in such account will be a debit balance or become overdrawn as a result of such debiting; the Credit will bear interest at the Customary Rate at such time according to the Terms of Operation of such account. We are aware that if the Credit advanced to us as above exceeds the credit facility previously authorized, then such credit will bear interest at the Maximum Rate according to the Terms of Operation of such account.
     If it transpires, either before or after such debiting, that the state of the Account does not or did not enable a debit in such amount to be effected, and you decide that you do not wish for any reason to advance us credit, or any legal impediment will exist to the debiting of the Account, you will be entitled to debit a special account to be opened in our name with such amount, and such special account will bear interest as provided by Clause 20 of the Terms of Operation.

6.   ADDITIONAL CHARGES
     We are aware that in respect of the Credit requested above, we shall be debited with the additional charges, directly connected to the Credit, as specified below, in such amounts and on such dates as shall be customary in the Bank from time to time:
***  collection charges in respect of periodic repayment.

[ ]  charge for handling loans

[ ]  _________________________

[ ]  _________________________

          signature___________________


--------------------------------------------------------------------------------
* Please mark X in the relevant box and complete the missing details as appropriate.

**   Indicate the type of currency.

***  Please complete the relevant box and delete the inappropriate.

1.   for the branch, 2. for the customer.

     Name: TAT TECHNOLOGIES LTD                               Telephone: _______

     Address: P.O. Box 90 GEDERA ISRAEL 70750               Zip Code:_________
     --------------------------------------------------------------------------
     Bank Leumi le-Israel B.M.
     ___901___ Branch  RE: REQUEST FOR CREDIT IN FOREIGN CURRENCY Date: 1/7/2005
                                                                        --------
     We request you to open for us, in your branch or in any other branch of Bank Leumi le-Israel B.M. an account in **___________________ (hereinafter "the Credit Account") and to grant us in such account a credit in ** ____________________ in the amount of _____________ (__________________)
     (hereinafter "the Credit").
     We hereby confirm receipt of a credit in **____________ in the amount of 3,000,000 (three million dollar) (hereinafter "the Credit") in our Account No. 201500/53 (hereinafter "the Credit Account"). The Credit Account and the Credit shall be subject to the General Conditions for Opening an Account for Receiving Credits signed by us (hereinafter "the Terms of Operation") and to the additional conditions set out in this request.

1.   ADVANCE OF THE CREDIT
     Please place the Credit at our disposal on a date to be determined by you, at your absolute discretion, and with respect to the proceeds thereof
[ ]* credit our (type) USD Account No. _________ maintained in our name with you
     (and if no such account is maintained with you - please open such an account in our name with you).
[ ]* credit our (type) ___________  Account No.  ________________  maintained in our name with you and transfer the same for the payment of import payments according to Documents No. _____________________________.
[ ]* credit our (type)  _____________Account  No. _______________  maintained in our name with you and transfer it to ______________________________________
[ ]* convert it to Israeli currency  according to your Customary Rate and credit the proceeds to our Current Checking/Credit Account No. __________ maintained with you.

2.   RATE OF INTEREST
     The rate of interest on the Credit will be as follows:
     FIXED INTEREST:
     ____% (___________ per cent) per annum.

     VARIABLE INTEREST:
     1% (one per cent) per annum above LIBOR (as that expression is defined in the Terms of Operation) rounded upwards to he nearest 1/8% (one eighth of one per cent).

     We are aware that the interest rate on the date of grant of the Credit and until a change in the rate of LIBOR as specified in the Terms of Operation, shall be _____% per annum (adjusted interest rate of ____% per annum).

     The interest period for the purpose of the definition of LIBOR shall be _________ months.

     It is hereby agreed that if the LIBOR interest period is not filled in, it shall be a period of 3 months.

3. REPAYMENT OF THE PRINCIPAL OF THE CREDIT
     The Credit will be repaid in the instalments and on the dates as follows: payment on ________________
     REPAYMENT OF THE PRINCIPAL IN A SINGLE PAYMENT
     in a single payment on ___________________
     REPAYMENT OF THE PRINCIPAL IN INSTALMENTS
     in 3 (three) annual equal consecutive instalments in the sum of $1,000,000 (one million dollar each, commencing on 1/10/2008 and terminating on 1/7/2010.
[ ]* REPAYMENT OF THE PRINCIPAL AND INTEREST USING THE SPITZER METHOD
     a:   We hereby  undertake  to repay the Bank the  principal  of the  Credit together with the interest thereon in ___________________ (_______________) consecutive equal monthly installments in the sum of approximately **___________________ (_______________**) each on the
          ___________________    day    of    each    month,    commencing    on
          _____________________  and terminating on  _____________________.
          The repayment schedule obtaining the exact amount of each installment will be furnished to us by the Bank promptly after the Credit is granted and we agree that the binding amount of each installment will be as set out in the aforesaid repayment schedule or, if amended, as provided in paragraph (b) hereof - as set out in an amended repayment schedule.
     b. In the event of a change in the interest rates as provided by clause 2 above, the amount of the unpaid balance of the Credit will be adjusted and the amounts of the installments changed accordingly so that the amounts of the installments will be equal from the date of the change until the next succeeding date of change. An amended repayment schedule will be given to promptly after the date of the change.

4.   PAYMENT OF INTEREST
     The interest shall be paid in consecutive instalments as follows:
[ ] on the dates of the instalments prescribed for repayment of the principal of the Credit,
[ ] monthly on the _____________day of each month, commencing on _____________ and terminating on __________________.
*** quarterly/four-monthly/semi-annually/annually, on the 1 day of the months of October, January, April, July of each year, commencing on 1/10/2005 and terminating on 1/9/2010.

5.  MODE OF REPAYING THE CREDIT
     If you should grant us the Credit requested above, we request you to act as folows:
     On the date of payment of each amount on account of the principal of the Credit, the interest and the other charges, please:
*** debit our (type) ____95____ Account No. 201500/53 maintained with you (hereinafter "the Account to be Debited") with the amount required for the payment.
*** sell us the foreign currency required for the aforesaid payment (in the amount required for that purpose) and debit our (type) ___________ Account No. _________ maintained with you with the countervalue thereof, such sale to be effected according to your Customary Rate, the amount in foreign currency to be sold to us as aforesaid to be used by you for the aforesaid payment.
     You are entitled to effect the abovementioned instructions whether the Account to be Debited is in credit or in debit or will become overdrawn as a result of such debiting.
     If the credit balance in the Account to be Debited shall be insufficient to cover the amount by which the Account to be debited is to be debited, in whole or in part, please grant us a credit in the amount required to discharge such sum, either through the Account to be Debited or through any other account, thereby debiting the Account to be Debited or such other account.
     We are aware and agree that if, at the time the Account to be Debited or the other account is debited with the credit as aforesaid, the balance in such account will be a debit balance or become overdrawn as a result of such debiting; the Credit will bear interest at the Customary Rate at such time according to the Terms of Operation of such account. We are aware that if the Credit advanced to us as above exceeds the credit facility previously authorized, then such credit will bear interest at the Maximum Rate according to the Terms of Operation of such account.
     If it transpires, either before or after such debiting, that the state of the Account does not or did not enable a debit in such amount to be effected, and you decide that you do not wish for any reason to advance us credit, or any legal impediment will exist to the debiting of the Account, you will be entitled to debit a special account to be opened in our name with such amount, and such special account will bear interest as provided by Clause 20 of the Terms of Operation.

6.   ADDITIONAL CHARGES
     We are aware that in respect of the Credit requested above, we shall be debited with the additional charges, directly connected to the Credit, as specified below, in such amounts and on such dates as shall be customary in the Bank from time to time:
***  collection charges in respect of periodic repayment.

[ ]  charge for handling loans

[ ]  _________________________

[ ]  _________________________

          signature___________________


--------------------------------------------------------------------------------
* Please mark X in the relevant box and complete the missing details as appropriate.

**   Indicate the type of currency.

***  Please complete the relevant box and delete the inappropriate.

1.   for the branch, 2. for the customer.